Exhibit 10.1
                             MCG CAPITAL CORPORATION
                          1100 Wilson Blvd., Suite 800
                            Arlington, Virginia 22209


                                February 28, 2002


NBG Radio Network, Inc.
The Cascade Building
520 SW Sixth Avenue
7th Floor
Portland, Oregon  97204
Attention: John A. Holmes, III, President


                  Re:      Amendment to Credit Agreement ("Amendment")

Sir or Madam:

                  Reference is hereby made to that certain Credit Facility Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of June 29, 2001, by and among NBG Radio Network, Inc. ("NBG"), and certain of its direct and indirect Subsidiaries (each, including NBG, a "Borrower"; collectively, including NBG, the "Borrowers"), and the Lenders referred to therein, and MCG Capital Corporation ("MCG"), for its own account as Lender and as administrative agent ("Administrative Agent"). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Credit Agreement.

                  Borrowers have requested and Lenders have agreed to amend and restate the financial covenants under Section 4.1 of the Credit Agreement. Accordingly, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, each Borrower, Administrative Agent and each Lender hereby agree that Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:


            "4.1. Financial and Operating Covenants and Ratios. As of the end of each fiscal quarter -- beginning with the respective fiscal quarters ending on the dates set forth below - Borrowers (on a consolidated basis) will satisfy each of the following financial ratios and characteristics, each of which will be determined using GAAP consistently applied, except as otherwise expressly provided:

                  4.1.1. Interest Coverage Ratio. A ratio of OCF to Interest Expense of not less than the following:

                          a.   1.50-to-1.0,   from  November  30,  2002  through
             February 27, 2003; and

                          b. 2.50-to-1.0, from and after February 28, 2003.

                  4.1.2. Total Charge Coverage Ratio. A ratio of OCF to Total Charges of not less than 1.0-to-1.0 from and after November 30, 2002.

                  4.1.3. Cash Flow Leverage Ratio. A ratio of Funded Debt to OCF of not more than the  following:

                          a.   3.00-to-1.0,   from  November  30,  2002  through
             February 27, 2003; and

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NBG Radio Network, Inc.
February 28, 2002
Page 2

                          b.   2.00-to-1.0,   from  February  28,  2003  through
             November 29, 2003; and

                          c. 1.00-to-1.0, from and after November 30, 2003.

                  4.1.4.  Maximum Programming  Obligations and Affiliate Station
             Expenses.   The amount of Cumulative Programming  Obligations  of
             Borrowers and Cumulative Affiliate Station Expenses of Borrowers (on a consolidated basis) will not exceed the amounts set forth below, compliance with such covenant to be measured on a cumulative basis as of the end of each fiscal quarter:

                         Percentage of Upfront Revenues
                         ------------------------------

         Fiscal Year           Cumulative Programming     Cumulative Affiliate
         Ending                Obligations                Station Expenses
         ------                -----------                ---------------

         11/30/2002            See Below                  See Below
         11/30/2003            28.9%                      6.7%
         Thereafter            28.9%                      4.6%

         Notwithstanding the foregoing, the maximum aggregate amount of Cumulative Programming Obligations shall not exceed $2.4 million and Cumulative Affiliate Station Expenses shall not exceed $2.8 million for fiscal year ending November 30, 2002.

                  4.1.5. Minimum Adjusted OCF. OCF for the immediately preceding four fiscal quarters of not less than the following:

                          a. ($1,800,000) as of February 28, 2002; and

                          b. ($750,000) as of May 31, 2002; and

                          c. ($100,000) as of August 31, 2002; and

                          d. $2,000,000 as of November 30, 2002.

                  4.1.6. Minimum Quarterly OCF. OCF for the immediately
             preceding fiscal quarter of not less than the following:

                          a. ($200,000) as of February 28, 2002; and

                          b. $500,000 as of May 31, 2002; and

                          c. $500,000 as of August 31, 2002; and

                          d. $1,000,000 as of November 30, 2002.
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NBG Radio Network, Inc.
February 28, 2002
Page 3

                  4.1.7. Minimum Cumulative Revenue. Cumulative Revenue, meaning
             Gross Revenue as determined in accord with GAAP, prior to agent commissions and sales rep commission, dating from February 28, 2002 of not less than the following:

                          a. $2,500,000 as of February 28, 2002; and

                          b. $5,900,000 as of May 31, 2002; and

                          c. $9,300,000 as of August 31, 2002; and

                          d. $13,400,000 as of November 30, 2002."


                  Upon execution of this Amendment, Borrowers will pay Administrative Agent an Amendment Fee in the amount of $200,000, which fee shall be fully earned and non-refundable as of the date hereof and shall be payable in full upon the earlier to occur of (1) the closing date of Borrowers' next corporate development or financing transaction, including, without limitation, any increase or restructure of the Credit Facility, any merger or acquisition or any issuance of equity (other than pursuant to a stock option plan), or (2) November 30, 2002. If an event contemplated in clause number (1) above does not occur on or prior to November 30, 2002, Borrowers agree that a principal payment equal to 25% of Excess Cash Flow (i.e., Operating Cash Flow minus Total Charges) for the trailing twelve-month period ending November 30, 2002 (such principal payment not to exceed the amount of the Amendment Fee) shall be paid on or before December 15, 2002 in immediately available funds and applied to the Amendment Fee, with the balance of such Amendment Fee, if any, being thereupon financed through an additional advance of principal under the Term Loan Facility.

                  Upon execution of this Amendment, Borrowers also will pay a Documentation Fee in immediately available funds to Administrative Agent in the amount of $1500 to cover all fees, costs and expenses in connection with the preparation and execution of this Amendment.

                  Except as expressly stated herein, all other terms of the Loan Documents remain in full force and effect and unchanged. This Amendment will not obligate Administrative Agent or Lenders to otherwise consent to any actions or inactions in the future or to amend any Loan Document in any manner at any time in the future or to waive compliance (temporarily or otherwise) with any provision of any Loan Document. This Amendment may be executed in counterparts and delivered by facsimile, and each such counterpart and facsimile shall be considered an effective original.

                  [Remainder of Page Intentionally Left Blank]


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NBG Radio Network, Inc.
February 28, 2002
Page 4

                  IN WITNESS WHEREOF, the undersigned (where appropriate, by their duly authorized officers) have executed this Amendment, as an instrument under seal (whether or not any such seals are physically attached hereto), as of the day and year first above written.

ATTEST:                                  NBG RADIO NETWORK, INC.

By:/s/JOHN J. BRUMFIELD                  By:/s/JOHN A. HOLMES III
   ------------------------------------     ------------------------------
   Name:  John J. Brumfield                 Name:  John A. Holmes III
   Title:  Secretary                        Title:  President


[SEAL]


ATTEST:                                  GLENN FISHER ENTERTAINMENT CORPORATION

By:/s/JOHN J. BRUMFIELD                  By:/s/JOHN A. HOLMES III
   ------------------------------------     ------------------------------
   Name:  John J. Brumfield                 Name:  John A. Holmes III
   Title:  Secretary                        Title:  President


[SEAL]


WITNESS:                                 MCG CAPITAL CORPORATION

By:/s/RUTH THOMAS                        By:/s/NICK C. KRAWCZYK
   ------------------------------------     ------------------------------
                                            Name: Nick C. Krawczyk
                                            Title:  Vice President